                                                                  EXHIBIT (A)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      for
                       Tender of Shares of Common Stock

                                      of

                       Shelby Williams Industries, Inc.

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON WEDNESDAY, JUNE 9, 1999, UNLESS THE OFFER IS EXTENDED.


   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $.05 per share (the "Common Stock") of Shelby Williams Industries, Inc., a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. This Notice may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                      IBJ Whitehall Bank & Trust Company
                           Telephone: (212) 858-2103

           By Mail:                          By Hand, Courier, or Certified or
                            Facsimile Transmission:
IBJ Whitehall Bank & Trust      (212) 858-2611          Express Mail
Company                                          IBJ Whitehall Bank & Trust
                                                         Company
                       (for Eligible Institutions only)
         P.O. Box 84

    Bowling Green Station Confirmation of Receipt of  One State Street
New York, New York 10274-0084                     New York, New York 10004
                            Facsimile by Telephone:
     Attn: Reorganization       (212) 858-2103  Attn: Securities Processing
          Operations                                     Window
                                                   Subcellar One, (SC-1)

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

                                   (A)(3)-1

Ladies and Gentlemen:

   The undersigned hereby tenders to SY Acquisition, Inc., a Delaware corporation ("Purchaser") and a direct wholly owned subsidiary of Falcon Products, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated May 12, 1999 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $.05 per share (the "Shares"), of Shelby Williams Industries, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.



 Number of Shares: _________________       Names of Record Holder(s): ________

                                           -----------------------------------
 Certificate Nos. (if available):          Please Print
 -----------------------------------

 -----------------------------------       Address(es): ______________________

                                           -----------------------------------
 Check box if Shares will be               -----------------------------------
 tendered by                                                          Zip Code
 book-entry transfer:  [_]


                                           Area Code and Tel. No.: ___________
 Account Number:
             -----------------------       -----------------------------------


 Dated:              , 1999                Signature(s): _____________________


                                           -----------------------------------
                                           -----------------------------------

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
                                   GUARANTEE
                   (Not to Be Used for Signature Guarantees)

   The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchaser), hereby guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at IBJ Whitehall Bank & Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three NYSE trading days after the date hereof.

                                          -------------------------------------
Name of Firm:
          ---------------------------             Authorized Signature


Address:                                  -------------------------------------
    -------------------------------
                                                      Please Print


-------------------------------------
                             Zip Code     -------------------------------------


Area Code and Tel. No.:                   Dated:                , 1999
                 --------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

                                    (A)(3)-2